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                                                                  EXHIBIT 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-86457, 33-93516, 333-32713 and 333-60651) and
Form S-8 (Nos. 333-19197, 333-60079 and 333-60619) of Winston Hotels, Inc. of
our report dated January 21, 2000 relating to our audits of the consolidated financial statements and the financial statement schedules of Winston Hotels, Inc. and of our report dated February 6, 1998 relating to the financial statements of Winston Hospitality, Inc., which reports appear in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
March 16, 2000